Exhibit 24.2


                           GENERAL SIGNAL CORPORATION

                                POWER OF ATTORNEY
                                -----------------


     The undersigned hereby appoints EDMUND M. CARPENTER, TERENCE D. MARTIN, AND

EDGAR J. SMITH, JR., and each of them severally, the true and lawful attorneys or attorney of the undersigned with power to act with or without the other and with full power of substitution and resubstitution, to execute in his name,

place and stead in his capacity as an officer or director or both of General

Signal Corporation, a New York Corporation (the "Corporation") one or more

Registration Statements or Post-Effective Amendments to be filed with the

Securities and Exchange Commission on Form S-8 covering shares of Common Stock of the Corporation to be issued pursuant to any employee benefit or stock incentive plan of the Corporation or its subsidiaries of the Corporation, and any amendment or Post-Effective Amendment to any such Registration Statement or

Registration Statement that is presently effective, and all instruments necessary or incidental in connection therwith, and to file or cause to be filed any such Registration Statement, amendments, and Post-Effective Amendments thereto and other instruments with the Securities and Exchange Commission.  Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned could do in person.  The undersigned hereby ratifies and approves the actions of said attorneys and each of them.


     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 12th day of October, 1995.





 /s/ Michael D. Lockhart
---------------------------------
Michael D. Lockhart